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                                   EXHIBIT 21

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                                   EXHIBIT 21

                                GUPTA CORPORATION
                                  SUBSIDIARIES


Name of Entity                          Jurisdiction of Incorporation
- - --------------                          -----------------------------

Gupta Australia Pty Ltd.                Australia

Gupta France                            France

Gupta GmbH                              Federal Republic of Germany

Gupta Hong Kong Ltd.                    Hong Kong

Gupta Italia S.r.l.                     Italy

Gupta B.V.                              The Netherlands

Gupta GmbH                              Austria

Gupta U.K. Ltd.                         United Kingdom

Gupta AG                                Switzerland

Gupta Mexico S.A. De C.V.               Mexico

Gupta Software PTE Ltd.                 Singapore

Gupta Software Canada, Ltd.             Canada